EXHIBIT 99.1

Golden Matrix Posts Strong Q1; Eliminates Debt and Accelerates Market Expansion

LAS VEGAS, NV, May 8, 2025 – Golden Matrix Group Inc. (NASDAQ: GMGI) (“Golden Matrix” or the “Company”), a developer, licensor, and global operator of online gaming platforms, today announced financial and operational results for the first quarter ended March 31, 2025. The quarter reflects the Company’s strong group execution, platform innovation, and continued expansion across regulated gaming markets.

Brian Goodman, CEO of Golden Matrix, commented, "We entered fiscal 2025 with elevated operating efficiency and diversified revenue streams that continue to scale across high-growth markets. Our raffle segment reached all-time highs, our debt profile strengthened meaningfully, and our B2B and B2C businesses are both operating from positions of renewed financial and strategic strength."

Financial and Strategic Highlights

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Record Raffle Segment Performance: The Company’s raffle businesses reported all-time highs in revenue, ticket sales, and prize values. User growth surged 146% year-over-year, with 26,000 new registrations in Q1.

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Strategic Balance Sheet Optimization: GMGI eliminated approximately $9.6 million in Lind Global debt and converted over $9.5 million in Meridianbet acquisition-related debt into equity this year, enhancing financial flexibility.

•	Revenue Growth: Q1 2025 consolidated revenue was $42.7 million, up 72% year-over-year, partially impacted by a negative 4% FX headwind

•

Gross Profit: Gross profit reached $24.2 million, with a consolidated gross margin of approximately 57%. Meridianbet gross margin improved to 72%, while the combined GMAG and Rkings/CFAC segments improved to 29%.

•

The Company had a net loss of $300,000 or a 0-cent loss per share. This was a decline of $4.2 million, or 5-cents a share, from the same period last year. The decline was due to an increase in acquisition-related amortization of $1.7 million, interest expense of $1.5 million, and stock-based compensation of $1 million.

•

Adjusted EBITDA[1] declined by $0.3 million, or 5%, to $5.6 million, as increased gross profit was offset by an operating spend increase to expand our business geographically, improve our market share, and advance our gaming technology in support of full-year growth initiatives.

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Meridianbet Performance

Zoran Milosevic, CEO of Meridianbet, commented, "Our Q1 results demonstrate focused execution across regulated markets, bolstered by operational efficiency and continuous innovation. We are deepening user engagement, expanding licensing coverage, and strengthening our position as a global operator of choice."

•	Brazil: Secured a permanent online betting license, unlocking full national access in a projected $5.6 billion gross gaming revenue market for 2025.

•	Africa: Launched B2B operations in Nigeria through a fully licensed local entity, entering one of Africa’s most dynamic gaming economies.

•	Serbia: Renewed a 10-year online license, preserving regulatory continuity in a mature and profitable core market.

•	User Metrics: First-time deposits grew 56%, new registrations rose 22%, and total deposits increased 12% compared to Q1 2024.

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Expanse Studios: Meridianbet’s proprietary game development arm expanded its North American footprint with five new integrations into U.S.-based sweepstakes casinos. The studio also advanced its in-house content roadmap, including an enhanced crash games portfolio and anticipates licensing in Romania for Q2.

Financial Outlook

Golden Matrix expects full-year 2025 revenue to range between $190 million and $195 million, reflecting a growth rate of 26% to 29% over 2024. The Company continues to invest in technology, content, and international licenses to drive long-term shareholder value.

Rich Christensen, CFO of Golden Matrix, added, "We’re executing on disciplined capital allocation and long-term strategic investments. Our improving net leverage, healthy free cash flow, and scalable platform position us to accelerate growth across 2025 and beyond."

1Adjusted EBITDA is a non-GAAP financial measure. See also “Non-GAAP Financial Measures” and “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs", included in the tables at the end of this release.

In terms of GAAP accounting and Meridianbet being the accounting acquirer, the comparisons presented are correctly stated and are reflective of our new structure. Comparisons presented in terms of GAAP are the consolidated Company’s results against Meridianbet Group historical results and not against Golden Matrix Group’s, historical results.

The full visual presentation and the earnings call can be accessed at 8:00am ET on the Golden Matrix Group IR website at https://goldenmatrix.com/events-presentations/.

For more information, please visit goldenmatrix.com.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets. The Company also owns and operates MEXPLAY, a regulated online casino in Mexico.

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Meridianbet Group, founded in 2001 and acquired by Golden Matrix in 2024, is a well-established online sports betting and gaming group, licensed and currently operating in 15 jurisdictions across Europe, Africa and South America. Meridianbet Group’s successful business model utilizes proprietary technology and scalable systems, thus allowing it to operate in multiple countries and currencies and with an omni-channel approach to markets, including retail, desktop online and mobile.

The companies’ sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliances with current US law.

Non-GAAP Financial Measures

Adjusted EBITDA or AEBITDA, is a “non-GAAP ﬁnancial measures” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest expense, interest income, taxes, depreciation and amortization, and also excludes stock-based compensation expense and restructuring costs. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as analytical tools, and you should not consider it in isolation, or as substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reﬂect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reﬂect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reﬂect the signiﬁcant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reﬂect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting their usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP ﬁnancial measures, please see the section titled “Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Depreciation Expense, Amortization Expense, Stock-based Compensation Expense and Restructuring Costs” included at the end of this release.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the amount, timing, and sources of funding for the Company’s repurchase program, the fact that common share repurchases may not be conducted in the timeframe or in the manner the Company expects, or at all, the ability of the Company to obtain the funding required to pay certain Meridianbet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; dilution caused by the terms of an outstanding convertible note and warrants, the Company’s ability to pay amounts due under the convertible note and covenants associated therewith and penalties which could be due under the convertible note and securities purchase agreement related thereto for failure to comply with the terms thereof; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the sellers of the Meridianbet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and future periodic reports on Form 10-K and Form 10 Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Connect with us:

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ICR

Investors:

•	Brett Milotte
•	Brett.Milotte@icrinc.com

Press:

•	Greg Michaels
•	Gregory.Michaels@icrinc.com

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Golden Matrix Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	March 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$29,661,926	$30,125,944
Accounts receivable, net	6,887,585	6,061,281
Accounts receivable – related parties	578,779	666,545
Taxes receivable	593,005	734,630
Inventory	4,879,405	3,937,854
Prepaid expenses	1,032,313	955,456
Other current assets	2,292,115	2,584,771
Total current assets	45,925,128	45,066,481

Non-current assets:
Goodwill & intangible assets, net	127,504,928	127,642,576
Property, plant & equipment, net	27,544,913	27,431,207
Investments	225,520	218,147
Deposits	5,561,281	5,706,319
Operating lease right-of-use assets	7,183,433	7,643,504
Other non-current assets	8,564	9,359
Total non-current assets	168,028,639	168,651,112
Total assets	$213,953,767	$213,717,593

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$17,183,302	$12,912,300
Accounts payable - related parties	229,937	19,655
Current portion of operating lease liability	2,359,845	2,378,896
Current portion of long-term loan – related party	-	501,591
Current portion of long-term loan	15,083,173	16,789,650
Taxes payable	2,786,976	3,774,418
Other current liabilities	1,258,300	1,090,063
Deferred revenues	1,145,082	1,095,463
Contingent liability	645,500	626,450
Current portion of consideration payable – related parties	19,895,460	22,520,460
Current portion of consideration payable	1,414,897	1,841,597
Total current liabilities	62,002,472	63,550,543

Non-current liabilities:
Non-current portion of operating lease liability	4,764,628	5,193,847
Non-current portion of long-term loan	13,460,866	14,364,246
Other non-current liabilities	6,348,154	6,658,377
Non-current portion of consideration payable – related parties	15,000,000	15,000,000
Total non-current liabilities	39,573,648	41,216,470
Total liabilities	$101,576,120	$104,767,013

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Preferred stock, Series C: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 300,000,000 shares authorized; 133,079,518 and 129,242,993 shares issued and outstanding, respectively	$1,331	$1,292
Stock payable	73,900	5,711,807
Stock payable – related party	301,660	211,162
Additional paid-in capital	58,174,731	50,313,125
Treasury stock, at cost (59,796 shares)	(121,430)	(121,430)
Accumulated other comprehensive income (loss)	(6,718,806)	(8,089,854)
Accumulated earnings	56,815,284	57,046,892
Total shareholders’ equity of GMGI	108,526,670	105,072,994
Noncontrolling interests	3,850,977	3,877,586
Total equity	112,377,647	108,950,580
Total liabilities and equity	$213,953,767	$213,717,593

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Golden Matrix Group, Inc and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024

Revenues	$42,723,053	$24,850,587
Cost of goods sold	(18,527,092)	(7,158,657)
Gross profit	24,195,961	17,691,930

Operating expenses
Selling, general and administrative expenses	24,301,978	13,997,809
Income (loss) from operations	(106,017)	3,694,121

Other income (expense):
Interest expense	(1,471,360)	(4,371)
Interest earned	43,936	34,882
Foreign exchange gain (loss)	433,668	12,937
Other income	505,503	493,150
Total other income (expense)	(488,253)	536,598
Net income (loss) before tax	(594,270)	4,230,719
Provision for income taxes	(336,053)	281,697
Net income (loss)	$(258,217)	$3,949,022
Less: Net loss attributable to noncontrolling interest	(26,609)	(41,712)
Net income (loss) attributable to GMGI	$(231,608)	$3,990,734

Weighted average ordinary shares outstanding:
Basic	131,728,855	83,475,190
Diluted	131,728,855	83,476,190
Net earnings (losses) per ordinary share attributable to GMGI:
Basic	$(0.00)	$0.05
Diluted	$(0.00)	$0.05

Net income (loss)	$(258,217)	$3,949,022
Foreign currency translation adjustments	1,371,048	(1,804,680)
Comprehensive income (loss)	1,112,831	2,144,342
Less: Net income (loss) attributable to noncontrolling interest	(26,609)	(41,712)
Comprehensive income (loss) attributable to GMGI	$1,139,440	$2,186,054

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Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)

	Three Months Period Ended
	March 31, 2025	March 31, 2024
Net income (loss)	$(258,217)	$3,949,022
+ Interest expense	1,471,360	4,371
- Interest income	(43,936)	(34,882)
+ Taxes	(336,053)	281,697
+ Depreciation	1,436,247	1,201,599
+ Amortization	2,152,640	442,319
EBITDA	$4,422,041	$5,844,126
+ Stock-based compensation	1,040,325	-
+ Restructuring costs	149,934	40,279
Adjusted EBITDA	$5,612,300	$5,884,405

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